THIS AGREEMENT dated as of the 18th of December 2002 is

BETWEEN:

  Sun Power Corporation (the 'Company') a company incorporated in the State of Nevada with offices located at 414 Viewcrest Rd., Kelowna, B.C. V1W 4J8.
  Robyn M Storer (the 'Consultant') resident at Houston Palace, 7 Avenue Princesse Grace, Monaco MC 98000.

WHEREAS:

The Company has signed an option to acquire certain mining property(s) in Mexico (the 'Property') and wishes to retain the services of the Consultant to assist it in its evaluation of the Property.

IT IS NOW HEREBY AGREED THAT:

  The Consultant will provide consultancy services to the Company to commence as of the date of this Agreement (the 'Term').
  The duties of the Consultant during the Term will be:
    Reporting to the Company on the economic viability of operating the mine, ore reserves, the mine expansion plan and the availability of contracts with smelters to process the ore produced
    Assisting the officers of the Company in preparing presentations to existing and prospective investors in the Company.
  The Company will pay the Consultant:
    a fee of US$50,000 in shares of common stock of the Company valued at a price of US$0.25 per share.
    all reasonable out of pocket expenses incurred in the carrying out of her duties as consultant in evaluating the Property.
    Such payments will be made to the Consultant on submission of an appropriate invoice.
  The Consultant agrees to keep confidential all information provided to her about the Property and the Company and not to pass on such information to third parties without the prior written consent of an officer of the Company. This restriction will not apply to:
    Information that is or becomes public;
    When the Consultant is obliged to disclose information about the Company or the Property by legal or regulatory authorities.
  This Agreement is subject to the Laws of England.

AGREED TO:

/s/ Andrew Schwab
President
Sun Power Corporation.
Date: December 18, 2002

/s/ Robyn M. Storer
Robyn M Storer
Date: December 21, 2002